EX-4.2
                      COMMON STOCK PURCHASE AGREEMENT


                                JUSTWEBIT .COM
                         COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 10th day of December, 1999, by and between JustWebIt.com, a Nevada corporation (the "Company"), and Newport Federal Financial, a California corporation and licensed finance lender (or its designated assignees, the "Investor").

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

     1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Investor hereby purchases, and the Company hereby sells and issues to the Investor or its designated assignee, 180,000 shares of the Company's common stock (the "Common Stock"), for the aggregate amount of $1,800.00 (the "Purchase Price").

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

     (a)  Organization Good Standing and Qualification.  The
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     (b) Capitalization. All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any relevant state securities laws or pursuant to valid exemptions therefrom.

     (c) Subsidiaries. Except for Media Rage of Utah, Inc., a wholly owned subsidiary of the Company, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     (d) Authorization. The Company has taken all corporate action on the part of the Company, necessary for the authorization, execution and delivery of: (i) this Agreement; (ii) the Registration Rights Agreement, of even date herewith, by and between the Company and the Investor, the form of which is attached hereto as Exhibit A (the "Registration Rights Agreement"); (iii) the Promissory Note, of even date herewith, the form of which is attached hereto as Exhibit B (the "Note"); (iv) the Security Agreement, of even date herewith, by and between the Company and the Investor, the form of which is attached hereto as Exhibit C (the "Security Agreement"); and (v) the performance of all obligations of the Company under each of the foregoing agreements and instruments, including without limitation, the execution of all applicable UCC financing statements related thereto. Further, this Agreement, the Registration Rights Agreement, the Note and the Security Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (y) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (z) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws (clauses (x), (y) and (z) being hereafter collectively referred to as the "Bankruptcy Exceptions").

     (e) Valid Issuance of Common Stock. The Common Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

     (f) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder.

     (g) Offering. Subject in part to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

     (h) Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement, the Registration Rights Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing.

     (i) Intellectual Property. The Company has taken all reasonable steps to protect its use, and to maintain the confidentiality, of all material inventions, patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes related to its business as now conducted and as proposed to be conducted.

     (j) Patents and Trademarks. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.
The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

     (k) Compliance with Other Instruments. The Company is not in violation or default of any provision of its Articles of Incorporation (the "Articles") or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Note and the Security Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

     (l) Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a material adverse effect on the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

     (m) Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     (n) Registration Rights. Except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

     (o) Title to Property and Assets. Except as contemplated under this Agreement, the Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. No pledge or transfer of any security interest has been made with respect to any of the Company's properties or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     (p) Financial Statements. The financial statements and schedules of the Company, together with the notes thereto (the "Financial Statements"), included in the Company's annual and quarterly reports on Forms 10-KSB and 10-QSB present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in such reports. Since the latest date of the Financial Statements, there has not been any event or condition of any type that has materially and adversely affected the business properties or financial condition of the Company.

     (q) Tax Returns Payments and Elections. The Company has filed all tax returns and reports. The Company has paid all taxes and other assessments due, except those contested by it in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

     (r) Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

     (s) Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

     (t) Disclosure. Neither this Agreement, the Registration Rights Agreement, the Note, the Security Agreement, any other statements or certificates made or delivered in connection herewith, or therewith, nor any of the Company's registration statements or reports filed under the Securities Act or the Securities Exchange Act of 1934, as amended, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

3.  Representations and Warranties of the Investor.  The
Investor hereby represents and warrants that:

     (a) Authorization. The Investor has full power and authority to enter into this Agreement and the Registration Rights Agreement, and each such agreement constitutes the Investor's valid and legally binding obligation, enforceable in accordance with such agreement's terms, subject to the Bankruptcy Exceptions.

     (b) Purchase Entirely for Own Account. The Common Stock to be received by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock it is purchasing.

     (c) Investment Experience. The Investor is an experienced investor in securities of companies in the development stage and acknowledges and represents that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock. The Investor also represents it has not been organized for the purpose of acquiring the Common Stock.

     (d) Accredited Investor. The Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D under the Securities Act, as currently in effect.

     (e) Restricted Securities. The Investor understands that the Common Stock it is purchasing is characterized as "restricted securities" under the federal securities laws inasmuch as such securities are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold in the absence of an effective registration statement covering the Common Stock or of an exemption from registration under the Securities Act. In this connection, the Investor represents that it is familiar with SEC Rule 144, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.  Securities Matters.

     (a)  California Corporate Securities Law.  The sale of the
Common Stock that are the subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of these securities or the payment or receipt of any part of the consideration for the Common Stock prior to such qualification is unlawful, unless the sale of the Common Stock is exempt from qualification by Section 25100, 25102 or 25105 of the California Corporations Code. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

     (b) Legends. The certificates evidencing the Common Stock may bear one or all of the following legends:

     (i) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act."

     (ii) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California
Corporations Code.

5. Conditions of Investor's Obligations. The obligations of the Investor under this Agreement are subject to the fulfillment of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company and the Shareholders contained in
Section 2 are true.

     (b) Performance. The Company has performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it.

     (c) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement have been duly obtained and are effective.

     (d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated under this Agreement and all documents incident thereto are reasonably satisfactory in form and substance to Investor's counsel, and they have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     (e)  Registration Rights Agreement.  The Company and the
Investor have executed and delivered the Registration Rights Agreement.

     (f) Promissory Note. The Company has executed and delivered the Note to the Investor.

     (g) Security Agreement. The Company and the Investor have executed and delivered the Security Agreement and the Company has executed and delivered all applicable UCC financing statements related thereto.

     (h)  Corporate Guaranty.  IJNT.net, Inc. (f.k.a. Interjet
Net Corporation), a Delaware corporation, has executed and delivered to the Investor that certain Corporate Guaranty, the form of which is attached hereto as Exhibit D.

     (i) Attorneys' Fees. The Company has delivered to Gibson, Dunn & Crutcher LLP, counsel to the Investor, an amount equal to the actual attorneys' fees, expenses and disbursements incurred in connection with the preparation of this Agreement and the completion of the transactions contemplated hereby; provided that the Company will not be liable for any payment in excess of $5,000.

6. Conditions of the Company's Obligations. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment of each of the following conditions by the Investor:

     (a) Representations and Warranties. The representations and warranties of the Investor contained in Section 3 are true.

     (b) Payment of Purchase Price. The Investor has delivered to the Company the Purchase Price.

     (c) Funding of Loan. The Investor has delivered to the Company the loan amount as described in the Note.

7. Assurances. The Company shall take all actions required to ensure that the rights granted to the Investor under this Agreement, the Warrant Agreement, the Registration Rights Agreement, the Note and the Security Agreement are effective and that the Investor enjoys the benefits hereof and thereof. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder or thereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of the foregoing agreements and instruments and in the taking of all actions as may be necessary or appropriate in order to protect the rights provided hereunder and thereunder against impairment.

8.Miscellaneous.

     (a) Survival of Representations and Warranties. The representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and will in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

     (b) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees and assignees of any Common
Stock being purchased by the Investor hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     (c) Governing Law. This Agreement will be governed by and construed under the internal laws of the State of California.

     (d) Construction. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The language of this Agreement is to be construed and interpreted simply, according to its fair meaning, and is not to be strictly construed for or against any party hereto regardless of the source of draftsmanship.

     (e) Notices. Unless otherwise provided, any notice required or permitted under this Agreement must be given in writing and will be deemed effectively given upon personal or facsimile delivery to the party to be notified or three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten days' advance written notice to the other party.

     (f) Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor shall indemnify the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company shall indemnify the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     (g) Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Registration Rights Agreement, the Note or the Security Agreement, the prevailing party will be entitled to actual attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     (h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

     (i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

     (j) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties and no party will be liable or bound to any other party in any manner by any representations, warranties or covenants except as specifically set forth herein or therein.

     (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:
JustWebIt.com,
a Nevada corporation


By: /s/  J.R. Marple
J.R. Marple
President and Chief Executive
Officer
Address: 201 South Main Street,
Suite 900
Salt Lake City, Utah  84111
Facsimile: (801) 595-1970



THE INVESTOR:
Newport Federal Financial,
a California corporation and
licensed finance lender


By: /s/  Chad Horning
Chad Horning
President
Address: 4425 Jamboree Road, Suite 200
Newport Beach, California  92660
Facsimile:  (949) 851-0450